UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2020

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its Charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Perry Street Woodstock, Ontario Canada	N4S 3C4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 539-6109

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

REFERENCES

In this Current Report, references to “Joshua Gold Resources,” the “Company,” “we,” “our,” “us” and words of similar import refer to Joshua Gold  Resources Inc., the Registrant.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control.  These factors include, among others, but are not limited to:

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economic conditions generally in Canada, the United States and internationally, and in the markets and industries in which we have and may participate in the future;

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competition within our chosen markets and industries; and

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our business and growth strategies.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission.

Item 1.01  Entry into a Material Definitive Agreement.

As of January 27, 2020, Joshua Gold Resources had executed a First Amended Lock-Up/Leak-Out Agreement (the “Amended Agreement”) with 17 stockholders (collectively, the “Stockholders” and each a “Stockholder”), who collectively own 60,343,555 common shares, constituting approximately 49.9 percent of the Company’s outstanding shares.  The Amended Agreement amends certain terms of a Lock-Up/Leak-Out Agreement executed by the Company and the Stockholders, together with six additional stockholders, on or before April 17, 2019 (the “Initial Agreement”).  The Company expects that these additional stockholders, who collectively own 17,228,600 shares of common stock, will be executing the Amended Agreement shortly.

Under the terms of the Amended Agreement, until June 17, 2020, the above-referenced shares held by the Stockholders may only be sold under the following terms, which are quoted below directly from the Amended Agreement:

3.1

The Shareholder shall be allowed to sell in one (1) week, no more than the greater of (i) five percent (5%) of the total shares of the Company publicly traded on any nationally recognized medium of a stature no less than the Pink OTC Markets Group, Inc. (the “OTC Pink”) over the previous ten (10) trading days, or (ii) one percent (1%) of the total number of LULO Shares (i.e., 0.01 x 77,572,155 LULO Shares = 775,721 LULO Shares) divided by thirteen (13) weeks (i.e., 775,721 LULO Shares / 13 = 59,670 LULO Shares), on a non-cumulative basis, meaning that if the amount of shares allowed to be sold under this subparagraph is not sold in any specific week, that the unsold amount cannot be cumulated and sold in any subsequent week or weeks with the sale of other shares that are allowed to be sold in a specific week (the “Leak-Out Sale Amount”), and that all such sales shall be made at the “ask” price and not the “bid” price.

3.2

During the LULO Shares Leak-Out Period, all LULO Shares shall be sold by the Shareholder in “broker’s transactions” and in compliance with the “manner of sale” requirements as those terms are defined in Rule 144 of the SEC, meaning that the Shareholder will pay only the usual and customary brokerage commission or discount in connection with any such sale and will not solicit or arrange for the solicitation of orders to buy any of the Shareholders’ Registered Shares in order to ensure that all such sales are made in “routine trading transactions.”

3.3

During the LULO Shares Leak-Out Period, the Shareholder will not engage in an investment strategy based upon selling the LULO Shares or any other shares of the Company “short” while any of the LULO Shares remain unsold.

On December 26, 2019, the Company filed with the SEC a post-effective amendment to its Registration Statement on Form S-1 to remove all Registered Shares from registration.  The SEC declared this post-effective amendment effective on January 6, 2020.

 Copies of the Forms of Initial Agreement and the Amended Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Agreement and the Amended Agreement do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibits:

Exhibit No.

Description of Exhibit

10.1

Form of Initial Lock-Up/Leak-Out Agreement

10.2

Form of First Amended Lock-Up/Leak-Out Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

JOSHUA GOLD RESOURCES INC.

Date:	January 27, 2020	By:	/s/ Benedetto Fuschino
Benedetto Fuschino
President and Chief Executive Officer